UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	98-0390500
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Albert Quay Cork, Ireland
(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.500% Notes due 2047	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:   ☐

Securities Act registration statement file number to which this form relates:  333-215863

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.   Description of Securities To Be Registered.

The securities to be registered hereunder are $500,000,000 aggregate principal amount of 4.500% Notes due 2047 (the “Notes”) of Johnson Controls International plc, an Irish public limited company (the “Registrant”).  Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated February 1, 2017, included in the Registrant’s registration statement on Form S-3ASR (File No. 333-215863) filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2017, and under the captions “Description of Notes” and “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement thereto dated February 2, 2017, which was filed with the SEC on February 3, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2.   Exhibits.

Exhibit No.	Exhibit Description
4.1

Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 28, 2016).

4.2

Second Supplemental Indenture, dated February 7, 2017, between Johnson Controls International plc and U.S. Bank National Association, as trustee (attaching forms of the Notes) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 7, 2017).

4.3	Forms of the New Notes (included in Exhibit 4.2)

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SIGNATURE

Pursuant to the requirements of Section 12 of  the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: February 7, 2017	By:	/s/Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

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